As filed with the Securities and Exchange Commission on April 28, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)

Abbott Laboratories 100 Abbott Park Road Abbott Park, Illinois (Address of Principal Executive Offices)	60064-6400 (Zip Code)

ABBOTT LABORATORIES 2017 INCENTIVE STOCK PROGRAM

ABBOTT LABORATORIES 2017 EMPLOYEE STOCK PURCHASE PLAN FOR NON-U.S. EMPLOYEES

(Full title of the plans)

Hubert L. Allen
Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (224) 667-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount (number of shares) to be Registered(1)		Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)
Common shares (without par value)	170,000,000	(2)	$44.08	$7,493,600,000	$868,508.24
Common shares (without par value)	15,000,000	(3)	$44.08	$661,200,000	$76,633.08
TOTAL	185,000,000			$8,154,800,000	$945,141.32

(1)         The maximum number of common shares issuable under the Abbott Laboratories 2017 Incentive Stock Program (the “Plan”) and the Abbott Laboratories 2017 Employee Stock Purchase Plan For Non-U.S. Employees (the “ESPP”), respectively, is subject to adjustment in accordance with certain antidilution provisions of each such program.  Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional common shares that may be issuable if the antidilution provisions of such programs become operative.

(2)         Consists of common shares that are reserved for issuance in respect of awards to be granted under the Plan.

(3)         Consists of common shares that are reserved for issuance under the ESPP.

(4)         The filing fee has been calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices of the Registrant’s common shares reported on the New York Stock Exchange on April 25, 2017.

PART I

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Commission are incorporated by reference herein:

•                                          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 17, 2017;

•                                          The Registrant’s Current Reports on Form 8-K filed on January 5, 2017 (as amended by a Current Report on Form 8-K filed on February 21, 2017), February 17, 2017, March 14, 2017, March 22, 2017 and April 14, 2017; and

•                                          The description of the Registrant’s common shares, without par value, contained in its Registration Statement on Form 8-A filed with the Commission on November 15, 1999 (File No. 001-02189), as amended by its Registration Statement on Form 8-A/A Amendment No. 1 filed with the Commission on January 10, 2007 (No. 001-02189).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Officers and Directors.

Restated Article R-VI of Abbott’s Restated Articles of Incorporation provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article R-VI also provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may as to such other persons, advance expenses (including attorney’s fees) incurred in defending such actions, suits, or proceedings.

Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. The Registrant’s directors and officers are insured under a directors and officers liability insurance policy maintained by the Registrant.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                              To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                                        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on April 28, 2017.

ABBOTT LABORATORIES

By:	/s/ Miles D. White
Miles D. White
Chairman of the Board and
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Miles D. White and Hubert L. Allen, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Miles D. White	Chairman of the Board, Chief Executive Officer, and Director (principal executive officer)	April 28, 2017
Miles D. White

/s/ Brian B. Yoor	Executive Vice President, Finance and Chief Financial Officer (principal financial officer)	April 28, 2017
Brian B. Yoor

/s/ Robert E. Funck	Vice President and Controller (principal accounting officer)	April 28, 2017
Robert E. Funck

/s/ Robert J. Alpern, M.D.	Director	April 28, 2017
Robert J. Alpern, M.D.

/s/ Roxanne S. Austin	Director	April 28, 2017
Roxanne S. Austin

/s/ Sally E. Blount, Ph.D.	Director	April 28, 2017
Sally E. Blount, Ph.D.

Signature	Title	Date

/s/ Edward M. Liddy	Director	April 28, 2017
Edward M. Liddy

/s/ Nancy McKinstry	Director	April 28, 2017
Nancy McKinstry

/s/ Phebe N. Novakovic	Director	April 28, 2017
Phebe N. Novakovic

/s/ William A. Osborn	Director	April 28, 2017
William A. Osborn

/s/ Samuel C. Scott III	Director	April 28, 2017
Samuel C. Scott III

/s/ Daniel J. Starks	Director	April 28, 2017
Daniel J. Starks

/s/ Glenn F. Tilton	Director	April 28, 2017
Glenn F. Tilton

EXHIBIT INDEX

Exhibit Number	Description

4.1

Restated Articles of Incorporation of Abbott Laboratories (filed as Exhibit 3.1 to the Registrant’s Quarterly Report for the quarter ended March 31, 1998 on Form 10-Q filed on May 14, 1998 and incorporated herein by reference).

4.2

By-Laws of Abbott Laboratories, as amended and restated effective February 16, 2017 (filed as Exhibit 3.1 to the Abbott Laboratories Current Report on Form 8-K dated February 16, 2017 and incorporated herein by reference).

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP is included in the opinion filed as Exhibit 5.1 hereto.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Ernst & Young LLP.

24.1	Power of Attorney is included on the signature page.

99.1	Abbott Laboratories 2017 Incentive Stock Program (filed as Exhibit B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 17, 2017 and incorporated herein by reference).

99.2

Abbott Laboratories 2017 Employee Stock Purchase Plan For Non-U.S. Employees (filed as Exhibit C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 17, 2017 and incorporated herein by reference).